                                                                    EXHIBIT 21.1


                             PIONEER COMPANIES, INC.

                                  SUBSIDIARIES


         Name of Company                                               Jurisdiction
         ---------------                                               ------------
         Pioneer Companies, Inc.                                       Delaware
                  PCI Chemicals Canada Company                         Nova Scotia
                           Pioneer Americas LLC                        Delaware
         Imperial West Chemical Co.                                    Nevada
                  KNA California, Inc.                                 Delaware
         Pioneer (East), Inc.                                          Delaware
         Pioneer Licensing, Inc.                                       Delaware
         Pioneer Water Technologies, Inc.                              Delaware
                  KWT, Inc.                                            Delaware